Exhibit 99.2

REVOCABLE PROXY

CITIZENS SOUTH BANKING CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
____________, 2012

The undersigned hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens South Banking Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at __________, at _________ _______.m., local time, on _________, 2012.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

FOR	AGAINST	ABSTAIN
1.Merger Proposal.  The approval and adoption of the Agreement and Plan of Merger, dated as of May 13, 2012, by and between Park Sterling Corporation and Citizens South Banking Corporation, as the agreement may be amended from time to time, pursuant to which Citizens South Banking Corporation will merge with and into Park Sterling Corporation.
☐	☐	☐
FOR	AGAINST	ABSTAIN
2.Advisory Vote on Golden Parachute Compensation. The approval of an advisory (nonbinding) vote to approve “golden parachute” compensation payable under existing agreements that certain Citizens South Banking Corporation officers will receive from Citizens South Banking Corporation and its subsidiary, Citizens South Bank, in connection with the merger.
☐	☐	☐
FOR	AGAINST	ABSTAIN
3.Adjournment Proposal.  The approval of the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of approval and adoption of the merger agreement.
☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Citizens South Banking Corporation at the special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Citizens South Banking Corporation at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the special meeting.

The undersigned acknowledges receipt from Citizens South Banking Corporation prior to the execution of this proxy of a Notice of the Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus dated _______________, 2012.

Date:	, 2012	☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF STOCKHOLDER		PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER		SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, only one holder is required to sign.

Please complete, sign and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ___________, 2012:  THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS, IS AVAILABLE ON THE INTERNET AT __________________________.